Exhibit 99.1

Contact:	Jeremy W. Smeltser (Investors)
704-752-4478
E-mail: investor@spx.com

Tina Betlejewski (Media)
704-752-4454
E-mail: spx@spx.com

SPX REPORTS FIRST QUARTER 2007 RESULTS

Revenues up 13%, Segment Margins Improve 110 Points to 9.8%, EPS up 45% to $0.55

Raises 2007 EPS Guidance Range to $4.45 to $4.65 from $3.85 to $3.95

CHARLOTTE, NC — May 2, 2007 — SPX Corporation (NYSE:SPW) today reported results for the first quarter ended March 31, 2007:

•                  Revenues increased 13.0% to $1.08 billion from $0.95 billion in the year-ago quarter.  Organic revenue growth* was 7.7%, while completed acquisitions and the impact of currency fluctuations increased reported revenues by 2.3% and 3.0%, respectively.

•                  Segment income and margins were $105.3 million and 9.8%, compared with $82.5 million and 8.7% in the year-ago quarter.  The increase in segment income and margins was driven by improvements across each of the company’s four business segments.

•                  Diluted net income per share from continuing operations (the basis of the company’s guidance) was $0.55, compared with $0.38 in the year-ago quarter.  The effective tax rate for the quarter was 34.3%, slightly below the company’s previous expectations of 35% to 36%. The company’s updated expectation for the 2007 effective tax rate is 33% to 34%.

•                  Net income was $29.2 million, or $0.49 per share, compared with $21.7 million, or $0.35 per share in the year-ago quarter.

•                  Net cash used in continuing operations was $15.1 million, compared with $114.2 million in the year-ago quarter. Free cash flow* from continuing operations was a negative $27.2 million, compared with a negative $124.4 million in the year-ago quarter. The first quarter of 2007 included an advanced tax payment of $37.5, while the first quarter of 2006 included a payment of $84.3 million related to accreted interest on the redemption of convertible notes.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Chris Kearney, President and CEO said, “SPX’s first quarter performance marked a strong start to 2007. We achieved or exceeded our operating targets for organic growth, margin improvement and earnings, highlighted by a 45% increase in earnings per share from continuing operations.”

Kearney continued, “We have also made progress from a strategic and capital allocation perspective, completing the sale of our Contech automotive components business and returning capital to our shareholders by repurchasing 3.0 million shares of our common stock for $210.6 million year to date.”

“In addition, we are raising our earnings per share guidance range to $4.45 to $4.65 from the previous range of $3.85 to $3.95. This 17% increase is driven by multiple positive factors: our continued robust order trends in global infrastructure, particularly power and energy markets, our ability to execute on this demand through a constant focus on our operating initiatives, our recent share repurchases, and a lower effective tax rate due to our expanding global presence,” Kearney concluded.

SEGMENT HIGHLIGHTS

Flow Technology

Revenues in the first quarter of 2007 were $274.4 million compared to $218.0 million in the first quarter of 2006, an increase of $56.4 million, or 25.9%.  The increase was due to organic revenue growth of 10.7%, growth from the fourth quarter 2006 Custos acquisition of 11.6% and currency fluctuations of 3.6%. The organic growth was related primarily to continued strong demand in the power, mining, oil and gas, and dehydration markets.

Segment income was $37.6 million, or 13.7% of revenues, in the first quarter of 2007 compared to $28.0 million, or 12.8% of revenues, in the first quarter of 2006.  The increase in segment income and margins was due primarily to the organic growth noted above and efficiencies achieved from continuous improvement initiatives.

Test and Measurement

Revenues in the first quarter of 2007 were $258.2 million compared to $256.8 million in the first quarter of 2006, an increase of $1.4 million, or 0.5%.  The increase was due to currency fluctuations which increased reported revenue by 3.3%, offset partially by an organic decline of 1.8% due to the timing of OEM program launches and minor product line dispositions which reduced reported revenues by 1.0%.

Segment income was $25.9 million, or 10.0% of revenues, in the first quarter of 2007 compared to $24.0 million, or 9.3% of revenues, in the first quarter of 2006.  The increase in segment income and margins was due largely to improved profitability in the portable cable and pipe locator product lines, driven by new product introductions, favorable product mix and efficiencies achieved from continuous improvement initiatives.

Thermal Equipment and Services

Revenues in the first quarter of 2007 were $333.7 million compared to $283.1 million in the first quarter of 2006, an increase of $50.6 million, or 17.9%.  The increase was due primarily to organic revenue growth of 14.0%, related largely to the continued strong global demand for cooling and power equipment and thermal service and repair work. Currency fluctuations increased revenues by 3.9% from the year-ago quarter.

Segment income was $15.8 million, or 4.7% of revenues, in the first quarter of 2007 compared to $11.7 million, or 4.1% of revenues, in the first quarter of 2006.  Segment income and margins increased due primarily to the organic growth and improved operating execution in wet and dry cooling equipment product lines.

Industrial Products and Services

Revenues in the first quarter of 2007 were $211.6 million compared to $195.6 million in the first quarter of 2006, an increase of $16.0 million, or 8.2%.  The increase was due primarily to organic revenue growth of 7.7%, driven most notably by increased demand for power transformers and aerospace components.  Currency fluctuations increased revenues by 0.5% from the year-ago quarter.

Segment income was $26.0 million, or 12.3% of revenues, in the first quarter of 2007 compared to $18.8 million, or 9.6% of revenues, in the first quarter of 2006.  The increase in segment income and margins was driven by the strong organic growth in the end markets noted above, and manufacturing efficiencies achieved from continuous improvement initiatives, partially offset by a $3.6 million charge related to a legacy legal matter.

OTHER ITEMS

Discontinued Operations:  During the third quarter of 2006, the company committed to a plan to divest its Contech automotive components business, previously reported in its Industrial Products and Services segment. In April 2007, the company completed the sale of Contech for net proceeds of $139.4 million. The financial condition, results of operations, and cash flows of Contech have been reported as discontinued operations in the attached condensed consolidated financial statements.

Share Repurchases:  During the first quarter of 2007, the company repurchased 2.3 million shares of its common stock for $164.7 million.  Year-to-date through May 2, 2007, the company has repurchased 3.0 million shares of its common stock for $210.6 million.  The company’s 10b5-1 trading plan that was announced in March 2007 has been completed.

Class Action Settlements: On April 13, 2007, the U.S. District Court for the Western District of North Carolina entered an Order and Final Judgment in each of the securities class action and the tag-along ERISA class action, approving the settlement of each case and dismissing the settled claims with prejudice. The company expects to make the previously accrued net settlement payment of $5.1 million to the settlement fund in the second quarter of 2007.

Dividend:   On February 22, 2007, the Board of Directors announced a quarterly dividend of $0.25 per common share payable to shareholders of record on March 15, 2007.  This first quarter 2007 dividend was paid on April 2, 2007.

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended March 31, 2007 with the Securities and Exchange Commission by May 4, 2007.  This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

SPX Corporation is a Fortune 500 multi-industry manufacturing leader. The company offers highly-specialized engineered solutions to solve critical problems for customers.

SPX is focused on providing solutions that support the expansion of global infrastructure, with particular emphasis on the growing worldwide demand for energy and power. Its innovative and environmentally friendly product portfolio includes cooling systems for all types of power plants throughout the world; custom engineered pumps, valves and mixers that assist a variety of flow processes including oil and gas exploration, distribution and refinement; handheld diagnostic tools that aid in vehicle maintenance and repair, and power transformers that regulate voltage for electrical transmission and distribution by utility companies.

SPX is headquartered in Charlotte, North Carolina and employs over 14,000 people worldwide in over 20 countries. Visit www.spx.com. (NYSE: SPW)

Certain statements in this press release, including any statements as to future results of operations and financial projections, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year ended December 31, 2006.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Particular risks facing the company include economic, business and other risks stemming from its international operations, legal and regulatory risks, costs of raw materials, pricing pressures, pension funding requirements, integration of acquisitions and changes in the economy. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended
	March 31,
	2007	2006

Revenues	$1,077.9	$953.5

Costs and expenses:
Cost of products sold	783.1	701.0
Selling, general and administrative	235.4	207.6
Intangible amortization	4.3	3.8
Special charges, net	0.5	0.4
Operating income	54.6	40.7

Other expense, net	(0.9)	(0.7)
Interest expense	(16.8)	(13.8)
Interest income	3.4	3.2
Equity earnings in joint ventures	10.1	9.8
Income from continuing operations before income taxes	50.4	39.2
Income tax provision	(17.3)	(15.7)
Income from continuing operations	33.1	23.5

Income from discontinued operations, net of tax	2.5	3.1
Loss on disposition of discontinued operations, net of tax	(6.4)	(4.9)
Loss from discontinued operations	(3.9)	(1.8)

Net income	$29.2	$21.7

Net income for diluted income per share	$29.2	$22.8

Diluted income (loss) per share of common stock
Income from continuing operations	$0.55	$0.38
Loss from discontinued operations	(0.06)	(0.03)
Net income per share	$0.49	$0.35

Weighted average number of common shares outstanding - diluted	60.123	65.363

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and equivalents	$286.5	$477.2
Accounts receivable, net	1,086.9	1,127.0
Inventories, net	576.4	514.3
Other current assets	82.4	89.4
Deferred income taxes	53.4	60.5
Assets of discontinued operations	191.3	190.1
Total current assets	2,276.9	2,458.5
Property, plant and equipment
Land	35.5	30.3
Buildings and leasehold improvements	204.4	199.9
Machinery and equipment	549.8	536.0
	789.7	766.2
Accumulated depreciation	(403.2)	(391.6)
Net property, plant and equipment	386.5	374.6
Goodwill	1,762.7	1,762.2
Intangibles, net	485.8	488.0
Other assets	337.0	353.8
TOTAL ASSETS	$5,248.9	$5,437.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$527.3	$521.1
Accrued expenses	811.3	849.1
Income taxes payable	17.0	81.0
Short-term debt	125.3	168.7
Current maturities of long-term debt	48.1	42.3
Liabilities of discontinued operations	61.6	50.5
Total current liabilities	1,590.6	1,712.7

Long-term debt	741.5	753.6
Deferred and other income taxes	156.8	207.2
Other long-term liabilities	649.0	650.7
Total long-term liabilities	1,547.3	1,611.5

Minority interest	6.8	3.5
Shareholders’ equity:
Common stock	947.7	937.4
Paid-in capital	1,176.1	1,134.5
Retained earnings	1,818.9	1,754.2
Accumulated other comprehensive loss	(72.6)	(86.6)
Common stock in treasury	(1,765.9)	(1,630.1)
Total shareholders’ equity	2,104.2	2,109.4
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,248.9	$5,437.1

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended
	March 31,
	2007	2006
Cash flows from (used in) operating activities:
Net income	$29.2	$21.7
Less: Loss from discontinued operations, net of tax	(3.9)	(1.8)
Income from continuing operations	33.1	23.5
Adjustments to reconcile income from continuing operations to net cash used in operating activities
Special charges, net	0.5	0.4
Deferred and other income taxes	(19.5)	8.4
Depreciation and amortization	19.1	19.0
Accretion of LYONs	—	1.7
Pension and other employee benefits	16.7	16.9
Stock-based compensation	14.1	9.4
Other, net	10.6	3.0
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures
Accounts receivable and other	61.4	(27.3)
Inventories	(60.2)	(32.7)
Accounts payable, accrued expenses and other	(89.6)	(49.1)
Accreted interest paid on LYONs repurchase (accreted since isuance date)	—	(84.3)
Cash spending on restructuring actions	(1.3)	(3.1)
Net cash used in continuing operations	(15.1)	(114.2)
Net cash used in discontinued operations	(5.6)	(19.6)
Net cash used in operating activities	(20.7)	(133.8)

Cash flows from (used in) investing activities:
Proceeds from sales of discontinued operations, net of cash sold	—	73.5
Proceeds from other asset sales	1.1	2.3
Increase in restricted cash	—	(89.8)
Business acquisitions and investments, net of cash acquired	(1.7)	(13.1)
Capital expenditures	(12.1)	(10.2)
Net cash used in continuing operations	(12.7)	(37.3)
Net cash used in discontinued operations	(1.4)	(7.0)
Net cash used in investing activities	(14.1)	(44.3)

Cash flows from (used in) financing activities:
Borrowing under senior credit facilities	—	750.0
Repayments of senior credit facilities	(45.1)	—
Repurchase of LYONs principal	—	(575.9)
Borrowings under trade receivable agreement	60.0	—
Repayments under trade receivable agreement	(45.0)	—
Net repayments under other financing arrangements	(24.5)	(13.9)
Purchases of common stock	(140.6)	(248.5)
Proceeds from the exercise of employee stock options and other	49.4	66.5
Financing fees paid	—	(0.4)
Dividends paid	(14.8)	(16.3)
Net cash used in continuing operations	(160.6)	(38.5)
Net cash used in discontinued operations	(0.3)	(0.2)
Net cash used in financing activities	(160.9)	(38.7)
Change in cash and equivalents due to changes in foreign exchange rates	5.0	0.7
Net change in cash and equivalents	(190.7)	(216.1)
Consolidated cash and equivalents, beginning of period	477.2	580.2
Consolidated cash and equivalents, end of period	$286.5	$364.1

Cash and equivalents of continuing operations	$286.5	$364.1

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended
	March 31,
	2007	2006	%
Flow Technology

Revenues	$274.4	$218.0	25.9%
Gross profit	94.2	72.8
Selling, general and administrative expense	55.6	44.6
Intangible amortization expense	1.0	0.2
Segment income	$37.6	$28.0	34.3%
as a percent of revenues	13.7%	12.8%

Test and Measurement

Revenues	$258.2	$256.8	0.5%
Gross profit	82.5	77.3
Selling, general and administrative expense	55.2	51.6
Intangible amortization expense	1.4	1.7
Segment income	$25.9	$24.0	7.9%
as a percent of revenues	10.0%	9.3%

Thermal Equipment and Services

Revenues	$333.7	$283.1	17.9%
Gross profit	65.0	60.3
Selling, general and administrative expense	47.6	47.0
Intangible amortization expense	1.6	1.6
Segment income	$15.8	$11.7	35.0%
as a percent of revenues	4.7%	4.1%

Industrial Products and Services (1)

Revenues	$211.6	$195.6	8.2%
Gross profit	57.1	46.5
Selling, general and administrative expense	30.8	27.4
Intangible amortization expense	0.3	0.3
Segment income	$26.0	$18.8	38.3%
as a percent of revenues	12.3%	9.6%

Total segment income	$105.3	$82.5
Corporate expenses	(25.4)	(20.1)
Pension and postretirement expense	(10.7)	(11.9)
Stock-based compensation expense	(14.1)	(9.4)
Special charges, net	(0.5)	(0.4)
Consolidated Operating Income (1)	$54.6	$40.7

(1)             Excludes results of discontinued operations.

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE GROWTH RECONCILIATION

(Unaudited)

	Three Months ended March 31, 2007
	Net Revenue	Acquisitions,	Foreign	Organic Revenue
	Growth	Divestitures and Other	Currency	Growth (Decline)

Flow Technology	25.9%	11.6%	3.6%	10.7%

Test and Measurement	0.5%	(1.0)%	3.3%	(1.8)%

Thermal Equipment and Services	17.9%	—%	3.9%	14.0%

Industrial Products and Services	8.2%	—%	0.5%	7.7%

Consolidated	13.0%	2.3%	3.0%	7.7%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended
	March 31,
	2007	2006

Net cash used in continuing operations	$(15.1)	$(114.2)

Capital expenditures - continuing operations	(12.1)	(10.2)

Free cash flow used in continuing operations	$(27.2)	$(124.4)

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Three months ended
March 31, 2007

Beginning cash	$477.2

Operational cash flow	(15.1)
Business acquisitions and investments, net of cash acquired	(1.7)
Capital expenditures	(12.1)
Proceeds from asset sales	1.1
Repayments of senior credit facilities	(45.1)
Net repayments under other financing arrangements	(24.5)
Net borrowings under trade receivable agreement	15.0
Purchases of common stock	(140.6)
Proceeds from the exercise of employee stock options and other	49.4
Dividends paid	(14.8)
Cash used in discontinued operations	(7.3)
Change in cash due to change in foreign exchange rates	5.0
Ending cash	$286.5

	Debt at				Debt at
	12/31/2006	Borrowings	Repayments	Other	3/31/2007

Delayed draw term loan	$735.0	$—	$(9.4)	$—	$725.6
Global revolving loan facility	82.8	—	(35.7)	(1.5)	45.6
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Other indebtedness	97.3	60.0	(69.5)	6.4	94.2
Totals	$964.6	$60.0	$(114.6)	$4.9	$914.9